Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2003-15
*CUSIP: 21988K206   Class  A-1
        21988KAA5   Class  A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of     August 1, 2004.....                                    $0.00
        Scheduled Income received on securities.....             $2,231,125.50
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$2,178,407.50
        Distribution to Class A-2 Holders.....                     -$52,710.01
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$7.99
Balance as of     February 1, 2005.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     August 1, 2004.....                                    $0.00
        Scheduled principal payment received on
        securities.....                                                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of     February 1, 2005.....                                  $0.00


               UNDERLYING SECURITIES HELD AS OF    February 1, 2005

        Principal
          Amount                           Title of Security
       -----------                         -----------------
        $30,590,000    DaimlerChrysler Corporation, formerly known as Chrysler
                       Corporation, 7.45% Debentures due February 1, 2097
                       *CUSIP: 171196AS7

        $29,504,000    DaimlerChrysler Corporation, formerly known as Chrysler
                       Corporation, 7.40% Debentures due August 1, 2097
                       *CUSIP: 171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.